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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 31, 2005




                                    Dell Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-17017                   74-2487834
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


                      One Dell Way, Round Rock, Texas 78682
              (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (512) 338-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

     On October 31, 2005, Dell Inc. issued a press release updating guidance and announcing a charge for its fiscal quarter ended October 28, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

     The press release includes a non-GAAP additional measure of earnings per share. This non-GAAP measure has been adjusted to exclude the one-time system servicing, workforce realignment, product rationalizations and excess facilities charges recorded in the third quarter of fiscal year 2006 in order to enhance an overall understanding of Dell's financial performance in the quarter. These adjustments to Dell's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and Dell's marketplace performance. Management believes that this additional non-GAAP measure provides a basis for which meaningful year-over-year operating performance comparisons can be made. The presentation of this additional information is not meant to be a substitute for earnings per share prepared in accordance with generally accepted accounting principles in the United States.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished as part of this report:

    Exhibit 99.1  -- Press Release issued by Dell Inc., dated October 31, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DELL INC.


    Date:  October 31, 2005         By:  /s/ JOAN S. HOOPER
                                         --------------------------
                                         Joan S. Hooper
                                         Vice President, Corporate Finance and
                                         Chief Accounting Officer


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                                  EXHIBIT INDEX

   Exhibit
     No.                                  Description of Exhibit
     ---                                  ----------------------

     99.1     --      Press Release issued by Dell Inc., dated October 31, 2005.